Exhibit 99.4

SAFEWAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per-share amounts)
(Unaudited)

	12 Weeks Ended
	March 22, 2014	March 23, 2013
Sales and other revenue	$8,037.7	$8,001.2
Cost of goods sold	(5,928.4)	(5,875.9)
Gross profit	2,109.3	2,125.3
Operating and administrative expense	(2,048.8)	(2,011.1)
Operating profit	60.5	114.2
Interest expense	(51.2)	(64.2)
Loss on foreign currency translation	(153.1)	—
Other income, net	13.7	6.2
(Loss) income before income taxes	(130.1)	56.2
Income taxes	46.4	3.4
(Loss) income from continuing operations, net of tax	(83.7)	59.6
(Loss) income from discontinued operations, net of tax	(14.9)	59.2
Net (loss) income before allocation to noncontrolling interests	(98.6)	118.8
Noncontrolling interests - discontinued operations	1.0	0.1
Net (loss) income	$(97.6)	$118.9

Basic (loss) earnings per common share:
Continuing operations	$(0.37)	$0.25
Discontinued operations	(0.06)	0.25
Total	$(0.43)	$0.50

Diluted (loss) earnings per common share:
Continuing operations	$(0.37)	$0.25
Discontinued operations	(0.06)	0.24
Total	$(0.43)	$0.49

Weighted average shares outstanding:
Basic	228.1	237.4
Diluted	228.1	238.6

See accompanying notes to condensed consolidated financial statements.

Exhibit 99.4

SAFEWAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(In millions)
(Unaudited)

	12 Weeks Ended
	March 22, 2014	March 23, 2013
Net (loss) income before allocation to noncontrolling interests	$(98.6)	$118.8
Other comprehensive income:
Translation adjustments, net of tax	1.6	(32.0)
Recognition of pension and post-retirement benefits actuarial loss, net of tax	7.3	15.6
Other, net of tax	0.9	(0.1)
Total comprehensive (loss) income including noncontrolling interests	(88.8)	102.3
Comprehensive income attributable to noncontrolling interests	1.0	0.1
Comprehensive (loss) income attributable to Safeway Inc.	$(87.8)	102.4

See accompanying notes to condensed consolidated financial statements.

Exhibit 99.4

SAFEWAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	March 22, 2014	December 28, 2013
ASSETS
Current assets:
Cash and equivalents	$2,691.4	$4,647.3
Receivables	605.5	1,211.4
Merchandise inventories	2,324.2	2,089.6
Prepaid expenses and other current assets	557.3	371.5
Assets held for sale	107.7	143.9
Total current assets	6,286.1	8,463.7

Property	17,912.5	17,722.7
Less accumulated depreciation and amortization	(10,428.5)	(10,185.2)
Property, net	7,484.0	7,537.5

Goodwill	464.6	464.5
Investment in unconsolidated affiliate	200.5	196.1
Other assets	588.5	557.7
Total assets	$15,023.7	$17,219.5

Exhibit 99.4

SAFEWAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
 (In millions, except per-share amounts)
(Unaudited)

	March 22, 2014	December 28, 2013
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of notes and debentures	$652.8	$252.9
Current obligations under capital leases	60.5	49.3
Accounts payable	2,299.8	3,376.4
Accrued salaries and wages	345.2	419.4
Income taxes payable	—	1,135.2
Other accrued liabilities	539.2	623.2
Total current liabilities	3,897.5	5,856.4
Long-term debt:
Notes and debentures	3,353.1	3,515.3
Obligations under capital leases	384.4	375.5
Total long-term debt	3,737.5	3,890.8
Pension and post-retirement benefit obligations	451.8	451.4
Accrued claims and other liabilities	1,172.6	1,145.8
Total liabilities	9,259.4	11,344.4
Commitments and contingencies
Stockholders’ equity:
Common stock: par value $0.01 per share;1,500 shares authorized; 244.7 and 244.2 shares issued	2.4	2.4
Additional paid-in capital	2,013.7	1,981.9
Treasury stock at cost: 14.4 and 14.1 shares	(489.4)	(480.6)
Accumulated other comprehensive loss	(261.3)	(271.1)
Retained earnings	4,443.0	4,586.9
Total Safeway Inc. equity	5,708.4	5,819.5
Noncontrolling interests	55.9	55.6
Total equity	5,764.3	5,875.1
Total liabilities and stockholders’ equity	$15,023.7	$17,219.5

See accompanying notes to condensed consolidated financial statements.

Exhibit 99.4

SAFEWAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	12 Weeks Ended
	March 22, 2014	March 23, 2013
OPERATING ACTIVITIES:
Net (loss) income before allocation to noncontrolling interests	$(98.6)	$118.8
Loss (income) from discontinued operations, net of tax	14.9	(59.2)
(Loss) income from continuing operations, net of tax	(83.7)	59.6
Reconciliation to net cash flow (used) provided by operating activities:
Depreciation and amortization	204.4	211.3
Property impairment charges	7.5	11.6
Share-based employee compensation	9.9	11.5
Equity in earnings of unconsolidated affiliate	(4.5)	(4.4)
Net pension and post-retirement benefits expense	17.6	26.5
Contributions to pension and post-retirement benefit plans	(5.1)	(23.3)
Loss on property retirements and lease exit costs, net	0.3	0.8
Increase in accrued claims and other liabilities	3.8	3.0
Deferred income taxes	—	(17.2)
Other	19.2	7.2
Changes in working capital items:
Receivables	30.5	16.9
Inventories at FIFO cost	(243.2)	(304.7)
Prepaid expenses and other current assets	(13.8)	(26.2)
Income taxes	(139.7)	(40.2)
Payables and accruals	23.1	111.2
Net cash flow used by operating activities–continuing operations	(173.7)	43.6
Net cash flow (used) provided by operating activities–discontinued operations	(1,812.9)	(598.9)
Net cash flow used by operating activities	(1,986.6)	(555.3)

INVESTING ACTIVITIES:
Cash paid for property additions	(147.5)	(123.8)
Proceeds from sale of property	2.6	8.0
Proceeds from company-owned life insurance policies	—	68.7
Cash restricted by merger agreement for payment of mortgage	(40.0)	—
Other	(8.7)	(3.4)
Net cash flow used by investing activities–continuing operations	(193.6)	(50.5)
Net cash flow provided (used) by investing activities–discontinued operations	66.4	(21.1)
Net cash flow used by investing activities	(127.2)	(71.6)

See accompanying notes to condensed consolidated financial statements.

Exhibit 99.4

SAFEWAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In millions)
(Unaudited)
	12 Weeks Ended
	March 22, 2014	March 23, 2013
FINANCING ACTIVITIES:
Additions to long-term borrowings	238.4	614.9
Payments on long-term borrowings	(14.3)	(7.8)
Dividends paid	(46.0)	(41.9)
Net proceeds from exercise of stock options	15.8	14.5
Other	(3.5)	(7.8)
Net cash flow provided by financing activities–continuing operations	190.4	571.9
Net cash flow used by financing activities–discontinued operations	—	(0.8)
Net cash flow provided by financing activities	190.4	571.1

Effect of changes in exchange rates on cash	(32.5)	(1.5)
Decrease in cash and equivalents	(1,955.9)	(57.3)
CASH AND EQUIVALENTS:
Beginning of period	4,647.3	352.2
End of period	$2,691.4	$294.9
See accompanying notes to condensed consolidated financial statements.

Exhibit 99.4

SAFEWAY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
NOTE A–THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying condensed consolidated financial statements of Safeway Inc. and subsidiaries (“Safeway” or the “Company”) for the 12 weeks ended March 22, 2014 and March 23, 2013 are unaudited and, in the opinion of management, contain all adjustments that are of a normal and recurring nature necessary to present fairly the financial position and results of operations for such periods. These condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared on an accrual basis in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) have been condensed or omitted, pursuant to SEC regulations. The condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes contained in Exhibit 99.3 to the Current Report on Form 8-K to which this Exhibit 99.4 is attached (the "Current Report on Form 8-K"). The results of operations for the 12 weeks ended March 22, 2014 are not necessarily indicative of the results expected for the full year or other future periods.
The notes to the consolidated financial statements exclude discontinued operations, unless otherwise noted. Historical financial information for Canada Safeway Limited ("CSL"), Dominick's and Blackhawk presented in the consolidated income statements has been reclassified to discontinued operations to conform to current-year presentation.
Recent Developments
On March 6, 2014, Safeway entered into an Agreement and Plan of Merger (as amended on April 7, 2014 and on June 13, 2014 the “Merger Agreement”), with AB Acquisition LLC (“AB Acquisition”), Albertson’s Holdings LLC (“Albertsons Holdings”), a subsidiary of AB Acquisition, Albertson’s LLC (“Albertson’s LLC”), a subsidiary of Albertsons Holdings, and Saturn Acquisition Merger Sub, Inc. (“Merger Sub” and together with AB Acquisition, Albertsons Holdings and Albertson’s LLC, “Albertsons”), a subsidiary of Albertsons Holdings, pursuant to which the parties agreed that, on the terms and subject to the conditions set forth in the Merger Agreement, Albertsons Holdings will acquire Safeway.
The Merger Agreement provides that, at the closing of the transactions contemplated thereby, Merger Sub will be merged with and into Safeway (the “Merger”), with Safeway continuing as the surviving corporation. Pursuant to the Merger, each outstanding share of common stock of Safeway will cease to be outstanding and will (other than excluded dissenting shares and shares held in treasury) be converted into the right to receive:
(i) $32.50 in cash,
(ii) pro-rata distributions of net proceeds with respect to certain sales of

(x)
Safeway’s real-estate development subsidiaries, Property Development Centers, LLC and PDC I, Inc., and assets comprised of Safeway’s shopping center portfolio including certain related Safeway stores (“PDC”), and

(y)	Safeway’s 49% interest (the “Casa Ley Interest”) in Casa Ley, S.A. de C.V., a Mexico-based food and general merchandise retailer (“Casa Ley”),
(iii) a pro-rata portion of certain after-tax amounts received by Safeway as dividends or distributions in respect of the Casa Ley Interest or that are paid from the operating earnings of PDC,
(iv) if the closing of the Merger occurs after March 5, 2015, $0.005342 per day for each day from (and including) March 5, 2015 through (and including) the closing
(v) if the sale of the Casa Ley Interest and/or the PDC assets are not fully completed on or prior to the closing of the Merger or there is any deferred consideration that has not been paid to Safeway with respect to pre-closing sales of the Casa Ley Interest and/or the PDC assets, (x) one contingent value right relating to the sale of any remaining Casa Ley Interest and deferred consideration (a “Casa Ley CVR”) and/or (y) one contingent value right relating to

Exhibit 99.4
SAFEWAY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

the sale of any remaining PDC assets and deferred consideration (which, together with a Casa Ley CVR, is referred to as a “CVR”)
((i), (ii), (iii), (iv) and (v) together, the “ Per Share Merger Consideration”).
Each outstanding Safeway restricted stock award, restricted stock unit and performance share award covering shares of Safeway common stock shall vest and be cancelled in exchange for a right to receive the Per Share Merger Consideration with respect to the shares subject to the applicable award and, if necessary, a CVR.  Each outstanding option to purchase Safeway common stock will vest and be cancelled in exchange for the right to receive a payment equal to the excess, if any, of the cash portion of the Per Share Merger Consideration over the exercise price of the applicable option, and additionally, each Safeway option with an exercise price less than the cash portion of the Per Share Merger Consideration will receive the applicable non-transferable CVR.
Consummation of the Merger is subject to various customary conditions, including, among others, there not having been a “material adverse effect” on Safeway, compliance with covenants and accuracy of representations and warranties (in each case subject to materiality qualifiers), the adoption of the Merger Agreement by the requisite vote of Safeway’s stockholders and expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The parties have agreed to use their respective reasonable best efforts to obtain all necessary regulatory approvals for the Merger provided that Albertsons will not be obligated to agree to divestitures or other restrictions that would reasonably be expected to have a material adverse effect on the parties to the Merger Agreement and their respective subsidiaries, taken as a whole, after giving effect to the reasonably anticipated economic benefits of the Merger.
Safeway’s board of directors (the "Board") has recommend to its stockholders that they vote to adopt the Merger Agreement. The Board may change its recommendation to its stockholders to adopt the Merger Agreement in the event that the Company receives an acquisition proposal submitted in accordance with the Merger Agreement that the Board determines constitutes a superior proposal or following the occurrence of one or more other intervening events that were not known or reasonably foreseeable on the date of the Merger Agreement, and in each case, the Board determines in good faith after consultation with its financial advisors and outside legal counsel that failure to make a change in its recommendation would be inconsistent with the directors' fiduciary duties under applicable law. Safeway may also terminate the Merger Agreement to accept a superior proposal in certain circumstances, including payment by Safeway to AB Acquisition of a break-up fee and subject to compliance with the terms of the Merger Agreement. AB Acquisition has the right to terminate the Merger Agreement if the Board changes its recommendation to Safeway’s stockholders to adopt the Merger Agreement in a manner adverse in any material respect to AB Acquisition.
Distribution of Blackhawk Shares
The Merger did not alter Safeway’s previously announced plan to distribute the remaining 37.8 million shares of Blackhawk stock that it owned to its stockholders, which was completed on April 14, 2014.  See Note N. The operating results of Blackhawk have been recast as discontinued operations in the condensed consolidated statements of operations for all periods presented. See Note B.

Restricted Cash

In accordance with the Merger Agreement, the Company is required to contribute $40.0 million cash to PDC. This cash will be held in a reserve account until the earlier to occur of (i) payment in full of the mortgage indebtedness currently encumbering a shopping center in Lahaina, Hawaii and (ii) the release of the Company from any guaranty obligations in connection with such indebtedness.  As of March 22, 2014, Safeway has classified the $40.0 million as restricted cash and recorded it as Other Assets in the condensed consolidated balance sheet. The mortgage is included in Mortgage Notes Payable in Note G.

Inventory
Net income reflects the LIFO method of valuing certain domestic inventories based upon estimated annual inflation. The LIFO method of inventory valuation is determined annually when actual LIFO inflation indices for the year are calculated during the fourth quarter based upon a statistical sampling of inventories; therefore, LIFO inventory costs for interim financial statements are estimated. Safeway recorded no LIFO expense during the first 12 weeks of 2014 or during the first 12 weeks of 2013.
Corporate-Owned Life Insurance ("COLI")

Exhibit 99.4
SAFEWAY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Safeway has COLI policies that have a cash surrender value. During 2013, Safeway borrowed against these policies. The Company has no current intention of repaying the loans prior to maturity or cancellation of the policies. Therefore, the Company offsets the cash surrender value by the related loans. At March 22, 2014, the cash surrender value of the policies was $58.7 million, and the balance of the policy loans was $41.3 million, for a net of $17.4 million.
New Accounting Pronouncements
On April 10, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update ("ASU") No. 2014-08 “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” ASU No. 2014-08 changes the criteria for reporting discontinued operations and modifies related disclosure requirements. The new guidance is effective on a prospective basis for fiscal years beginning after December 15, 2014, and interim periods within annual periods beginning on or after December 15, 2015. The Company is currently assessing the potential impact of ASU No. 2014-08 on its financial statements.
NOTE B–ASSETS AND LIABILITIES HELD FOR SALE AND DISCONTINUED OPERATIONS
Assets and liabilities held for sale at March 22, 2014 and December 28, 2013 were as follows (in millions):

	March 22, 2014	December 28, 2013
Assets held for sale:
Dominick's property, net, held for sale	$97.6	$136.7
Other United States real estate assets held for sale	10.1	7.2
Total assets held for sale	$107.7	$143.9

Liabilities held for sale:
Dominick's:
Deferred gain on property dispositions	$15.6	$9.0
Obligations under capital leases	—	5.2
Deferred rent	0.2	2.6
Other liabilities	0.2	1.4
Total liabilities held for sale*	$16.0	$18.2
*Included in Other Accrued Liabilities on the consolidated balance sheet.
The notes to the consolidated financial statements exclude discontinued operations, unless otherwise noted. Historical financial information for Canada Safeway Limited ("CSL"), Dominick's and Blackhawk presented in the consolidated income statements has been reclassified to discontinued operations to conform to current-year presentation.

Exhibit 99.4
SAFEWAY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The financial results of discontinued operations for the 12 weeks ended March 22, 2014 and March 23, 2013 were as follows (in millions):

	March 22, 2014	March 23, 2013
Sales and other revenue:
CSL	$—	$1,493.2
Dominick's	7.3	329.9
Blackhawk	223.2	$175.7
Total	$230.5	$1,998.8

(Loss) income from discontinued operations, before income taxes:
CSL	$—	$76.2
Dominick's	(61.8)	(11.3)
Blackhawk	(5.7)	$0.4
Total	$(67.5)	$65.3

(Loss) gain on sale or disposal of operations, net of lease exit costs, before income taxes:
CSL	(5.1)	—
Dominick's	42.1	—
Total	$37.0	$—

Total (loss) income from discontinued operations before income taxes [1]	$(30.5)	$65.3
Income taxes on discontinued operations	15.6	(6.1)
(Loss) income from discontinued operations, net of tax	$(14.9)	$59.2
During the fourth quarter of 2013, the Company sold or closed all stores in the Dominick’s division. In 2013, cash proceeds on the sale of Dominick’s stores were $72.2 million, with a pre-tax loss of $493.1 million (including a $310.8 million charge described in the succeeding paragraph). In the first quarter of 2014, cash proceeds on the sale Dominick’s stores were $78.3 million, with a pre-tax gain of $42.1 million.

As previously reported, Safeway participated in four multiemployer pension plans on which withdrawal liability is expected to be incurred due to the Dominick's closure. During the fourth quarter of 2013, the Company recorded expense of $310.8 million to discontinued operations, which represented the estimated multiemployer pension plan withdrawal liability. The withdrawal liability recorded during 2013 was based on information available to the Company at the time, without having yet received demand letters from the related multiemployer pension plans.  In April 2014, the Company received two demand letters, which resulted in the Company increasing the multiemployer pension plan withdrawal liability by $33.8 million ($21.1 million after tax) in the first quarter of 2014 (included in loss from discontinued operations in the condensed consolidated statement of operations). As of March 22, 2014, the estimated multi-employer pension plan withdrawal liability (included in Accrued Claims and Other Liabilities with a current portion in Other Accrued Liabilities in the condensed consolidated balance sheet) was $347.3 million, as compared to $310.8 million at December 28, 2013. Withdrawal liability is generally paid over time, and as such the Company expects to pay in the range of $10 million to $20 million per year, varying by year, for approximately 20 years. The final amount of the withdrawal liability due will be adjusted once final assessments have been received from the plans and the amount of the related payments are known. Such adjustment may be significantly greater than the amount recorded based on our actuarial estimate. Demand letters from the other two multiemployer pension plans may be received in 2014, or later.

NOTE C–SHARE-BASED EMPLOYEE COMPENSATION
The Company recognized share-based compensation expense of $9.9 million and $11.5 million in the first quarter of 2014 and 2013, respectively, as a component of operating and administrative expense.

Exhibit 99.4
SAFEWAY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The Company determines fair value of stock option awards using the Black-Scholes option pricing model. The weighted-average assumptions used to value Safeway’s grants of stock options through the first quarter, by year, are as follows:

	2014	2013
Expected life (in years)	6.25	6.25	-	6.50
Expected stock volatility	27.9%	33.0%
Risk-free interest rate	2.0%	1.3%
Expected dividend yield during the expected term	2.8%	3.8%

NOTE D–(LOSS) INCOME PER SHARE
The following tables provide reconciliations of net earnings and shares used in calculating (loss) income per basic common share to those used in calculating (loss) income per diluted common share (in millions, except per-share amounts):

	12 Weeks Ended
	March 22, 2014		March 23, 2013
	Diluted	Basic	Diluted	Basic
(Loss) income from continuing operations, net of tax	$(83.7)	$(83.7)	$59.6	$59.6
Distributed and undistributed earnings allocated to participating securities	(0.4)	(0.4)	(0.6)	(0.6)
(Loss) income from continuing operations available to common stockholders	(84.1)	(84.1)	59.0	59.0

(Loss) income from discontinued operations, net of tax	(14.9)	(14.9)	59.2	59.2
Noncontrolling interests	1.0	1.0	0.1	0.1
(Loss) income from discontinued operations, attributable to Safeway Inc.	(13.9)	(13.9)	59.3	59.3
Distributed and undistributed earnings allocated to participating securities	—	—	(0.6)	(0.6)
Income from discontinued operations available to common stockholders	(13.9)	(13.9)	58.7	58.7

Net (loss) income	$(97.6)	$(97.6)	$118.9	$118.9
Distributed and undistributed earnings allocated to participating securities	(0.4)	(0.4)	(1.2)	(1.2)
Net (loss) income available to common stockholders after earnings allocated to participating securities	$(98.0)	$(98.0)	$117.7	$117.7

Weighted average common shares outstanding	228.1	228.1	237.4	237.4
Common share equivalents	—		1.2
Weighted average shares outstanding	228.1		238.6

(Loss) earnings per common share:
Continuing operations	$(0.37)	$(0.37)	$0.25	$0.25
Discontinued operations	(0.06)	(0.06)	0.24	0.25
Total	$(0.43)	$(0.43)	$0.49	$0.50
Anti-dilutive shares totaling 3.9 million and 17.0 million have been excluded from diluted weighted average shares outstanding for the 12 weeks ended March 22, 2014 and March 23, 2013, respectively.

Exhibit 99.4
SAFEWAY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE E–TAXES ON INCOME
In the first quarter of 2013, Safeway withdrew $68.7 million from the accumulated cash surrender value of COLI policies purchased in the early 1980s and determined that a majority of the remaining cash surrender value would be received in the future through tax-free death benefits. Consequently, Safeway reversed deferred taxes on that remaining cash surrender value and reduced tax expense by $17.2 million. In addition, income tax expense in the first quarter of 2013 was reduced by $5.0 million due to the resolution of federal income tax matters.
NOTE F–GOODWILL
A summary of changes in Safeway’s goodwill during the first 12 weeks of 2014 is as follows (in millions):

Balance – beginning of year:
Goodwill	$4,455.8
Accumulated impairment charges	(3,991.3)
464.5
Activity during the quarter:
Other adjustments (1)	0.1
0.1
Balance – end of quarter:
Goodwill	4,455.9
Accumulated impairment charges	(3,991.3)
Balance – end of quarter	$464.6

(1)	Primarily purchase price adjustments for Blackhawk's acquisition of Retailo AG.

NOTE G–FINANCING
Notes and debentures were composed of the following at March 22, 2014 and December 28, 2013 (in millions):

	March 22, 2014	December 28, 2013
Commercial paper	$238.4	$—
Bank credit agreement, unsecured	—	—
Term credit agreement, unsecured	400.0	400.0
Mortgage notes payable, secured	46.4	46.8
5.625% Senior Notes due August 2014, unsecured	250.0	250.0
3.40% Senior Notes due 2016, unsecured	400.0	400.0
6.35% Senior Notes due 2017, unsecured	500.0	500.0
5.00% Senior Notes due 2019, unsecured	500.0	500.0
3.95% Senior Notes due 2020, unsecured	500.0	500.0
4.75% Senior Notes due 2021, unsecured	400.0	400.0
7.45% Senior Debentures due 2027, unsecured	150.0	150.0
7.25% Senior Debentures due 2031, unsecured	600.0	600.0
Other notes payable, unsecured	21.1	21.4
	$4,005.9	$3,768.2
Less current maturities	(652.8)	(252.9)
Long-term portion	$3,353.1	$3,515.3

Exhibit 99.4
SAFEWAY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE H–PENSION AND POST-RETIREMENT PLANS
The following tables provide the components of net pension and post-retirement expense (in millions):

	12 Weeks Ended
	March 22, 2014		March 23, 2013
	Pension	Other Post- Retirement Benefits	Pension	Other Post- Retirement Benefits
Estimated return on assets	$(27.5)	$—	$(24.9)	$—
Service cost	9.8	0.2	9.7	0.1
Interest cost	22.2	0.8	19.7	0.7
Amortization of prior service cost (credit)	2.2	—	3.0	—
Amortization of unrecognized losses	9.8	0.1	18.0	0.2
Total	$16.5	$1.1	$25.5	$1.0

The Company contributed $5.1 million to its defined benefit pension plans and post-retirement benefit plans in the first 12 weeks of 2014 compared to $23.3 million in the first 12 weeks of 2013.  For the remainder of 2014, Safeway currently anticipates contributing an additional $8 million to these plans.
NOTE I–CONTINGENCIES

Legal Matters
The Company is subject from time to time to various claims and lawsuits arising in the ordinary course of business, including lawsuits involving trade practices, lawsuits alleging violations of state and/or federal wage and hour laws (including alleged violations of meal and rest period laws and alleged misclassification issues), real estate disputes and other matters. Some of these suits purport or may be determined to be class actions and/or seek substantial damages.

It is management's opinion that although the amount of liability with respect to certain of the above matters cannot be ascertained at this time, any resulting liability of these and other matters, including any punitive damages, will not have a material adverse effect on the Company's financial statements taken as a whole.

Note P to the Company's consolidated financial statements in Exhibit 99.3 to the Current Report on Form 8-K provides information on certain litigation in which the Company is involved under the caption "Legal Matters." Except as noted below, there have been no subsequent material developments to these matters.

Since the announcement of the Merger, 12 purported class action complaints were filed by alleged stockholders of the Company against the Company, the individual directors of the Company, and against Cerberus Capital Management, L.P., AB Acquisition, Albertsons Holdings, Albertson’s LLC and/or Merger Sub.  Seven lawsuits were filed in the Delaware Court of Chancery, captioned Barnhard v. Safeway Inc., et al., C.A. No. 9445-VCL (March 13, 2014); Morales v. Safeway Inc., et al., C.A. No. 9455-VCL (March 18, 2014); Ogurkiewicz v. Safeway Inc., et al., C.A. No. 9454-VCL (March 18, 2014); Pipefitters Local 636 Defined Benefit Fund and Oklahoma Firefighters Pension and Retirement System v. Safeway Inc., et al., C.A. No. 9461-VCL (March 20, 2014); Cleveland Bakers and Teamsters Pension and Health & Welfare Funds v. Safeway Inc., et al., C.A. No. 9466-VCL (March 24, 2014); KBC Asset Management NV, Erste-Sparinvest Kapitalanlagegesellschaft m.b.H., Louisiana Municipal Police Employees’ Retirement System, and Bristol County Retirement System v. Safeway Inc., et al., C.A. No. 9492-VCL (March 31, 2014); and The City of Atlanta Firefighters’ Pension Fund v. Safeway Inc., et al., C.A. No. 9495-VCL (April 1, 2014), which have been consolidated by order of the Court as In Re Safeway Inc. Stockholders Litigation, Consol. C.A. 9445-VCL.

Four other lawsuits were filed in the Superior Court of the State of California, County of Alameda, and are captioned Lopez v. Safeway Inc., et al., Case No. HG14716651 (March 7, 2014); Groen v. Safeway Inc., et al., Case No. RG14716641 (March 7, 2014); Ettinger v. Safeway Inc., et al., Case No. RG14716842 (March 11, 2014); and Brockton Ret. Board v. Edwards, et. al., Case No. RG 14720450 (April 7, 2014). One lawsuit was filed in the United States District Court for the Northern District of California, and is captioned Steamfitters Local 449 Pensions Fund v. Safeway Inc., et al., Case No. 4:14-cv-01670 (April 10, 2014).

Exhibit 99.4
SAFEWAY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Each of the cases is purportedly brought on behalf of the Company stockholder class.  Collectively, the actions generally allege that the members of the Board breached their fiduciary duties in connection with the Merger because, among other things, the Merger involves an unfair price, a flawed sales process and preclusive deal protection devices.  The actions allege that the Company and various combinations of the Albertsons entities aided and abetted those alleged breaches of fiduciary duty.  Among other remedies, the lawsuits seek to enjoin the Merger, or in the event that an injunction is not entered and the Merger closes, rescission of the Merger or unspecified money damages, costs and attorneys’ and experts’ fees.  The Company believes these claims are entirely without merit, and intends to vigorously defend these actions.
Guarantees
Note S to the Company’s consolidated financial statements, under the caption “Guarantees”, in Exhibit 99.3 to the Current Report on Form 8-K, provides information on guarantees.

NOTE J–STOCKHOLDERS’ EQUITY
Cash Dividends Declared on Common Stock The following table presents information regarding cash dividends declared on Safeway’s common stock for the first 12 weeks of fiscal 2014 and 2013.

(in millions, except per-share amounts)	Date Declared	Record Date	Per-Share Amounts	Total
2014
Quarter 1	03/12/14	03/24/14	$0.200	$46.2
2013
Quarter 1	03/14/13	03/25/13	$0.175	$42.2

Cash Dividends Paid on Common Stock The following table presents information regarding cash dividends paid on Safeway’s common stock through the first 12 weeks of fiscal 2014 and 2013.

(in millions, except per-share amounts)	Date Paid	Record Date	Per-Share Amounts	Total
2014
Quarter 1	01/09/14	12/19/13	$0.200	$46.0
2013
Quarter 1	12/31/12	12/17/12	$0.175	$41.9

NOTE K–FAIR VALUE MEASUREMENTS
The accounting guidance for fair value measurements prioritizes the inputs used in measuring fair value into the following hierarchy:

Level 1	Quoted prices (unadjusted) in active markets for identical assets or liabilities;
Level 2	Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable;
Level 3	Unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Exhibit 99.4
SAFEWAY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The following table presents assets and liabilities which are measured at fair value on a recurring basis at March 22, 2014 (in millions):

	Fair Value Measurements
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Cash equivalents
Term deposits	$891.3	$—	$891.3	$—
Money market	11.0	11.0	—	—
Bankers' acceptances	205.3	—	205.3	—
Repurchase agreements	110.3	—	110.3	—
Commercial paper	514.4	—	514.4	—
Other	0.1	—	0.1	—
Short-term investments [1]	90.6	54.0	36.6	—
Non-current investments [2]	40.8	—	40.8	—
Total	$1,863.8	$65.0	$1,798.8	$—
Liabilities:
Contingent consideration [3]	$2.8	$—	$—	$2.8
Total	$2.8	$—	$—	$2.8

(1)	Included in Prepaid Expenses and Other Current Assets on the balance sheet.

(2)	Included in Other Assets on the balance sheet.

(3)	Included in Other Accrued Liabilities and Accrued Claims and Other Liabilities on the balance sheet.
The following table presents assets and liabilities which are measured at fair value on a recurring basis at year-end 2013 (in millions):

	Fair Value Measurements
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Cash equivalents
Term deposits	$2,818.0	$—	$2,818.0	$—
Money market	449.0	449.0	—	—
Bankers' acceptances	309.6	—	309.6	—
Commercial paper	274.0	—	274.0	—
Short-term investments [1]	81.0	42.0	39.0	—
Non-current investments [2]	38.0	—	38.0	—
Total	$3,969.6	$491.0	$3,478.6	$—
Liabilities:
Contingent consideration [3]	$2.9	$—	$—	$2.9
Total	$2.9	$—	$—	$2.9

(1)	Included in Prepaid Expenses and Other Current Assets on the balance sheet.

(2)	Included in Other Assets on the balance sheet.

(3)	Included in Other Accrued Liabilities and Accrued Claims and Other Liabilities on the balance sheet.

Exhibit 99.4
SAFEWAY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

A reconciliation of the beginning and ending balances for Level 3 liabilities for the first 12 weeks of 2014 follows (in millions):

Contingent consideration

Balance at December 28, 2013	$2.9
Settlements	(0.1)
Balance at March 22, 2014	$2.8
In determining the fair value, the Company maximizes the use of quoted market prices and minimizes the use of unobservable inputs. The Level 1 fair values are based on quoted market values for identical assets. The fair values of Level 2 are determined using prices from pricing agencies and financial institutions that develop values based on observable inputs in active markets. Level 3 fair values are determined from industry valuation models based on externally developed inputs.

Long-lived assets were measured at fair value on a nonrecurring basis using Level 3 inputs as defined in the fair value hierarchy. Fair value of long-lived assets is determined by estimating the amount and timing of net future cash flows (including rental expense for leased properties, sublease rental income, common area maintenance costs and real estate taxes) and discounting them using a risk-adjusted rate of interest. Safeway estimates future cash flows based on its experience and knowledge of the market in which the store is located and, when necessary, uses real estate brokers.

During the first quarter of 2014, long-lived assets from continuing operations with a carrying value of $9.6 million, primarily store assets, were written down to their fair value of $2.1 million, resulting in an impairment charge of $7.5 million. During the first quarter of 2013, long-lived assets with a carrying value of $20.0 million, primarily store assets, were written down to their fair value of $8.4 million, resulting in an impairment charge of $11.6 million.
NOTE L–SEGMENTS
Safeway’s retail business operates in the United States. Safeway is organized into seven geographic retail operating segments (Denver, Eastern, Northern California, Phoenix, Northwest, Texas and Southern California). Across all seven retail operating segments, the Company operates primarily one store format, where each store offers the same general mix of products with similar pricing to similar categories of customers. Safeway does not operate supercenters, warehouse formats, combination clothing/grocery stores or discount stores.
The seven operating segments have been aggregated into one reportable segment called Safeway, because, in the Company’s judgment, the operating segments have similar historical economic characteristics and are expected to have similar economic characteristics and similar long-term financial performance in the future. The principal measures and factors the Company considered in determining whether the economic characteristics are similar are gross margin percentage, operating profit margin, sales growth, capital expenditures, competitive risks, operational risks and challenges, retail store sales, costs of goods sold and employees. In addition, each operating segment has similar products, similar production processes, similar types of customers, similar methods of distribution and a similar regulatory environment. The Company believes that disaggregating its operating segments would not provide material or meaningful additional information.
The following tables presents sales revenue by type of similar product (dollars in millions):

	12 Weeks Ended
	March 22, 2014		March 23, 2013
Non-perishables (1)	$3,392.0	42.2%	$3,378.0	42.2%
Perishables (2)	3,000.2	37.3	2,910.1	36.4
Fuel	877.4	10.9	959.0	12.0
Pharmacy	617.1	7.7	617.6	7.7
Other (3)	151.0	1.9	136.5	1.7
Total sales and other revenue	$8,037.7	100.0%	$8,001.2	100.0%

(1)	Consists primarily of general merchandise, grocery, meal ingredients, soft drinks and other beverages, snacks and frozen foods.

(2)	Consists primarily of produce, dairy, meat, bakery, deli, floral and seafood.

(3)	Consists primarily of wholesale sales and other revenue.

Exhibit 99.4
SAFEWAY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE M–OTHER COMPREHENSIVE INCOME OR LOSS
Total comprehensive earnings are defined as all changes in stockholders' equity during a period, other than those resulting from investments by and distributions to stockholders. Generally, for Safeway, total comprehensive earnings equals net earnings plus or minus adjustments for pension and other post-retirement liabilities and foreign currency translation adjustments. Total comprehensive earnings represent the activity for a period, net of tax and were a loss of $87.8 million in the first 12 weeks of 2014 and income of $102.4 million in the first 12 weeks of 2013.
While total comprehensive earnings is the activity in a period and is largely driven by net earnings in that period, accumulated other comprehensive income or loss ("AOCI") represents the cumulative balance of other comprehensive income, net of tax, as of the balance sheet date. For Safeway, AOCI is primarily the cumulative balance related to pension and other post-retirement benefit adjustments and foreign currency translation adjustments. Changes in the AOCI balance by component are shown below (in millions):

	12 Weeks Ended March 22, 2014
	Pension and Post-Retirement Benefit Plan Items	Foreign Currency Items	Other	Total Comprehensive (Loss) Income Including Noncontrolling Interests
Beginning balance	$(130.7)	$(138.8)	$(1.6)	$(271.1)
Other comprehensive income before reclassifications	—	1.6	1.2	2.8
Amounts reclassified from accumulated other comprehensive income	12.1	—	—	12.1
Tax expense	(4.8)	—	(0.3)	(5.1)
Net current-period other comprehensive income	7.3	1.6	0.9	9.8
Ending balance	$(123.4)	$(137.2)	$(0.7)	$(261.3)

	12 Weeks Ended March 23, 2013
	Pension and Post-Retirement Benefit Plan Items	Foreign Currency Items	Other	Total Comprehensive (Loss) Income Including Noncontrolling Interests
Beginning balance	$(472.3)	$399.0	$(0.5)	$(73.8)
Other comprehensive (loss) income before reclassifications	—	(32.0)	0.1	(31.9)
Amounts reclassified from accumulated other comprehensive income	24.7	—	—	24.7
Tax expense	(9.1)	—	(0.2)	(9.3)
Net current-period other comprehensive income (loss)	15.6	(32.0)	(0.1)	(16.5)
Ending balance	$(456.7)	$367.0	$(0.6)	$(90.3)

Exhibit 99.4
SAFEWAY INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE N–SUBSEQUENT EVENT
Distribution of Blackhawk Shares On March 24, 2014, Safeway's Board of Directors declared a special stock dividend to its stockholders of all of the 37.8 million shares of Class B common stock of Blackhawk owned by Safeway, representing approximately 94.2% of the total outstanding shares of Blackhawk's Class B common stock and approximately 72% of the total number of shares of Blackhawk common stock of all classes outstanding.  On April 14, 2014, Safeway distributed the special stock dividend to all Safeway stockholders of record on April 3, 2014 (the "Record Date").  The distribution took place in the form of a pro rata dividend of Blackhawk Class B common stock to each Safeway stockholder of record on the Record Date.  Safeway stockholders received 0.164291 of a share of Blackhawk Class B common stock for every share of Safeway common stock held as of the Record Date, less any shares withheld in respect of applicable withholding taxes.  No fractional shares of Blackhawk stock were distributed.  Instead, Safeway stockholders received cash in lieu of any fraction of a share of Blackhawk stock.

Assuming the acquisition by AB Acquisition is completed as contemplated by the Merger Agreement (see Note A), it is expected that Safeway’s distribution of Blackhawk shares will be taxable to Safeway and Safeway’s stockholders. Based on Safeway’s preliminary estimates and after the application of tax payments previously made in connection with Safeway's sale of shares in the initial public offering of Blackhawk's Class A common stock in April 2013, Safeway expects that the distribution of Blackhawk shares will result in an incremental tax to Safeway of approximately $360 million.